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                                                                  EXHIBIT 10.29

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made this 31 st day of December, 1994, by and between Calypte Biomedical Corporation ("Calypte"), a California corporation, and Travenol Laboratories (Israel), Ltd., ("DISTRIBUTOR"), incorporated under the laws of the the State of Israel.

WHEREAS, Calypte is a developer and manufacturer of in vitro diagnostic kits and kit components, and whereas DISTRIBUTOR wishes to commercially distribute said kits and kit components in its Territory;

WHEREAS, in consideration of the mutual covenants and promises set forth below, and with intent to be legally bound, the parties agree as follows:

ARTICLE I - DEFINITIONS

         (A)      "Product" shall mean the products listed in Schedule 1 hereof.

         (B) "FDA" shall mean the Food and Drug Administration of the United States Department of Health and Human Services

         (C) "NIH" shall mean the National Institute of Health, or any other government agency which regulates the commercial sale of the Products within the Territory.

         (D)      "Territory" shall mean the State of Israel.

         (E) "Exclusive Distributor" shall mean that no other distributor, regardless of location of principal offices shall have any rights to commercially distribute the Products for sale in the Territory.

         (F) "Approved" shall mean local regulatory approval for HIV test kits, which permits commercial sale of same.

ARTICLE 2 - APPOINTMENT OF DISTRIBUTOR

    2.0  APPOINTMENT   Calypte hereby designates and appoints DISTRIBUTOR as its
                       Exclusive Distributor in the Territory for the sale, promotion, support, and distribution of the Products in the Territory, subject to the terms and conditions of this Agreement.

    2.1  INDEPENDENT   Except for the limited purpose set forth herein,
         CONTRACTOR    nothing in this Agreement shall be deemed to constitute a
                       partnership between the parties hereto or be deemed to constitute DISTRIBUTOR as agent or employee for Calypte for any purpose, including the right to contract in the name of or for the account of Calypte nor to assume or create any liability or obligation of any kind, express or implied, on behalf of Calypte in any way or for any purpose. This Agreement does not constitute a Trademark license or grant. The relationship between the parties is that of independent contractors in which Calypte is the vendor and DISTRIBUTOR is the vendee.





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ARTICLE 3 TERM

3.0     DATE           This Agreement shall become effective as of the date
                       first shown in this Agreement.

3.1     TERM           The Agreement shall be in effect in perpetuity unless
                       sooner terminated as provided herein.

ARTICLE 4 DISTRIBUTOR'S UNDERTAKINGS

         DISTRIBUTOR agrees, at its sole expense (unless otherwise expressly provided herein), during the term of this Agreement:


4.1.1   BEST EFFORTS   At all times to use its best efforts to vigorously and
                       actively market, advertise, promote, and extend the sale of the Products throughout the Territory. To this end, DISTRIBUTOR agrees to maintain an adequate and competent staff of sales and technical support personnel which can function in all official languages of the Territory.
                       DISTRIBUTOR agrees to take all commercially reasonable efforts to ensure that all advertisements, brochures, and other materials distributed in connection with the sale of the Products shall portray the Products according to the claims dictated by Calypte.

4.1.2   MINIMA         To purchase in each twelve month period following the
                       Approved Status or legal marketing rights in the Territory of the Products, the minimum quantities of Product described in Schedule 3, as amended annually. The minimum purchase quantity for a given contract year shall be agreed upon by the two parties not less than three months prior to the start of that contract year.

4.2     EXCLUSIVE      Neither directly nor through any third party to solicit
        TERRITORY      customers for any of the Products outside the Territory
                       without Calypte's prior written approval.

4.3 REGISTRATION At no overhead charge to Calypte, and in accordance with AND PERMITS Section 5.8 of this Agreement, DISTRIBUTOR undertakes to assist Calypte in the registration of the Products with the regulatory authorities in the Territory, and to assist in securing such licenses and registrations which may be required in connection with the importation and sale of the Products in the Territory. Said registration shall be in the name of Calypte.

4.4     SALES          Every six months the DISTRIBUTOR will provide to Calypte
        FORECAST       a forecast of its anticipated needs for each of the
                       subsequent six months.



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4.5    SALES REPORTS    To provide to Calypte upon Calypte's occasional and
                        reasonable request a summary of prevailing market conditions, customer attitudes, and competitive activities, and to generate such reports on a case by case basis as DISTRIBUTOR deems appropriate.

4.6.1  HANDLING OF      To ensure that the Products are handled, stored, and
       PRODUCTS         shipped in accordance with Calypte's instructions, or in
                        the absence of specific instructions, in keeping with standards generally accepted within the industry.

4.6.2 To order, and to maintain a representative selection of Calypte's up-to-date sales literature or other promotional material in good condition.

4.6.3 To maintain such stock of the Products as is reasonably necessary to enable DISTRIBUTOR to comply with its obligations hereunder.

4.7    SALES LEADS      To actively follow up every sales lead supplied by
                        Calypte.

4.8    CONFIDENTIALITY  Not at any time to divulge to any third party any
                        Confidential Information (as defined in Article 5.3 hereof) relating to the Products or to Calypte's affairs or business or method of carrying on business, except so far as is necessary, to those authorized to have access to such information within DISTRIBUTOR's organization.

4.9    SUB-             Not to appoint or subcontract, without the prior written
       DISTRIBUTORS     approval of Calypte, any subdistributors or sales
                        representatives in the Territory in connection with the performance of this Agreement. In the event that Calypte grants such approval, such appointment shall be made only in the name and for the account of DISTRIBUTOR, shall be for a term no longer than the term of this Agreement, and shall not confer upon such subdistributors, and/or independent sales any rights greater than those which are granted by Calypte to DISTRIBUTOR under this Agreement. DISTRIBUTOR shall also impose on any such subdistributors and/or independent sales representatives the same obligations that Calypte has imposed on DISTRIBUTOR under this Agreement for the purpose of protecting the goodwill of Calypte and the Products. DISTRIBUTOR shall defend, indemnify, and hold
                        Calypte harmless against any claim, loss, liability, or expense (including attorney's fees and court costs) arising out of or based upon any claim made by any of DISTRIBUTOR's subdistributors and/or sales representatives against Calypte.

4.10   LEGAL            To advise Calypte in writing of any changes in legal
       STANDARDS        pertaining to the Products during the term of
                        this Agreement, including but not limited to packaging, labeling and ingredient standards, sufficiently in advance of the



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                        imposition of such legal standards as to permit
                        Calypte's orderly scheduling and delivery of Product within DISTRIBUTOR's requested time of shipment. Any losses or damages resulting from a breach of this provision shall be for DISTRIBUTOR's account.

4.11.1  LABELING        To ensure that the Products are sold and promoted in the
                        form and with the labeling or markings designated by Calypte, and not to alter, remove, or interfere therewith without the prior written consent of Calypte.

4.11.2 Notwithstanding the generality of the foregoing, Calypte hereby authorizes DISTRIBUTOR to affix a small label which denotes DISTRIBUTOR as the authorized distributor in the Territory, such label to be applied in a manner which does not obscure Calypte's tradenames or other marks.

4.12.1 TRADEMARKS       To respect Calypte's rights in connection with the
                        Products (including but not limited to Calypte's patents, trademarks, and copyrights), to comply with all local laws and regulations with respect thereof, and to assist Calypte in taking any steps necessary to defend such rights. Any reasonable expenses incurred under this paragraph by DISTRIBUTOR, and which are preapproved by Calypte, shall be reimbursed by Calypte.

4.12.2 To acknowledge at all times Calypte's exclusive right, title, and interest in and to the trademarks associated with the Products listed in Schedule 1 and registered by Calypte in the United States of America or the Terrritory; and not at any time to do or cause to be done any act or any thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with any reference to the trademarks, DISTRIBUTOR shall not in any manner represent that it has ownership interest in the trademarks or registration thereof, but shall clearly indicate Calypte's ownership of the trademarks.

4.12.3 To use no trademarks, trade names, corporate names, or trade styles employing the trademarks, whether in advertising or otherwise, without the prior written consent of Calypte. Except as provided in Article 9.2, any and all use by DISTRIBUTOR of said trademarks, trade names, corporate names or trade styles within the Territory shall cease upon the expiration or termination of this Agreement.

4.12.4 To make no statements to the press concerning Calypte or its Products without the prior written consent of Calypte.

4.13   MANAGEMENT       To provide to Calypte prompt notice, in writing, of any
       CHANGE           change of key management or ownership and any change in
                        the mode of operation of DISTRIBUTOR which would



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                        have direct impact on the relationship between
                        DISTRIBUTOR and Calypte.

4.14   PROOF OF         To use commercially reasonable efforts to ensure that
       SALE             any Products purchased are for the purpose of sale in
                        the Territory. DISTRIBUTOR further represents that it will undertake all commercially reasonable steps to ensure that the Products are sold exclusively to customers which are permitted under the laws of the Territory to purchase and use the Products.

4.15   AUDIT            To permit Calypte staff or a Calypte designee, upon
                        reasonable advance notice, to visit and tour
                        DISTRIBUTOR's premises.

4.16   COMPETING        During the term of this Agreement, neither directly nor
       PRODUCTS         through any third party to manufacture, sell, promote,
                        market, or advertise any in vitro 111HIV antibody test which is to be used on samples other than blood, serum, or plasma.

4.17   NEW PRODUCTS     To accept distribution rights and obligations for new in
                        vitro laboratory diagnostic Products as they may become available from time to time, and under such terms and conditions as the parties may negotiate in good faith.

ARTICLE 5 CALYPTE's UNDERTAKINGS

Calypte agrees, during the term of this Agreement:

5.1.1  EXCLUSIVE        To limit the authorized sale of the Products in the
       DISTRIBUTOR      Territory to DISTRIBUTOR, and to take such action as may
                        be necessary to ensure compliance of third parties in this regard.

5.2    FILLING ORDERS   To use its best efforts to fill all orders of
                        DISTRIBUTOR for delivery of the Products hereunder.
                        Orders shall be placed in writing and mailed or transmitted by facsimile. No order from DISTRIBUTOR shall be binding upon Calypte until such order is accepted by Calypte in writing by mail or facsimile, such acceptance not to be unreasonably withheldand to be communicated within two working days of Calypte's receipt of order.

5.3    CONFIDENTIAL     DISTRIBUTOR may receive information from Calypte, its
       INFORMATION      personnel,or through DISTRIBUTOR!s activities under this
                        Agreement, either by direct or indirect communication or observation; more specifically, Calypte will make available to DISTRIBUTOR, after execution of this Agreement, such marketing and quality control data, and other proprietary, secret, and confidential information owned by Calypte which, in the opinion of Calypte, are necessary for DISTRIBUTOR to sell the Products (herein collectively referred to as "Confidential Information").
                        DISTRIBUTOR shall not make use of the Confidential



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                        Information other than in connection with the marketing
                        and sale of the Products under this Agreement and shall under no circumstances disclose the Confidential Information to any third party. Except for such of the Confidential Information that becomes publicly available through Calypte or independent third parties, DISTRIBUTOR shall not use, employ or exploit the Confidential Information, except for the direct benefit of Calypte, without Calypte's written consent for the term of this Agreement and seven (7) years thereafter.

5.4    SALES MATERIAL   To furnish to DISTRIBUTOR, without charge, a reasonable
                        supply of sales literature and promotional materials.
                        The promotional materials may be furnished in the English language. DISTRIBUTOR may translate the materials at its own expense, and with prior approval from Calypte, such approval not to be unreasonably withheld. Calypte may make reasonable charges if more than a nominal quantity of these promotional materials is supplied to DISTRIBUTOR, which will be agreed upon between Calypte and DISTRIBUTOR in advance.

5.5    WARRANTY         To warrant the Products as set out in Article 8 of this
                        Agreement.

5.6    SALES LEADS      To forward to DISTRIBUTOR sales leads and inquiries from
                        customers located within the Territory, and to promote the use of the Products by Territory affiliates of Calypte's customers.

5.7    TRAINING         To provide to DISTRIBUTOR such sales, marketing, and
                        technical training as may be reasonably required, at the DISTRIBUTOR's principal facility, but not to exceed one week per year of this Agreement. Costs incurred in such training including travel, accommodation, and a reasonable amount of Product shall be borne by Calypte.
                        Telephone technical support shall be made available to DISTRIBUTOR during Calypte's normal business hours.

5.8    REGISTRATION     To supply at no charge such Product as may be necessary
                        for testing by the competent authorities within the Territory in order to permit the Product's legal sale within the Territory, and to pay such fees as may be levied by such authorities as part of the approval process. In addition, to compensate the DISTRIBUTOR or the regulatory authority for any products used as reference methods.

ARTICLE 6   PRICE AND PAYMENT

6.1    PRICE AND        All prices are F.O.B. destination unless Product must be
       PAYMENT          shipped from a location outside the Territory, in which
                        case shipments are F.O.B. Calypte's manufacturing sites in California and Ontario. Any and all import permits, licenses, or any other authorizations required to be obtained



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                        from any ministry, agency, bank or institute within the
                        Territory to effect the importation of the Products, including but not limited to their clearance through the corresponding customs and health authorities, will be secured and done or caused to be secured and done by DISTRIBUTOR if Calypte so requests. Any and all additional expenses including, but not limited to taxes and customs duties which may be incurred in acting under this Agreement are to be similarly borne and paid by DISTRIBUTOR.

6.2    TERMS OF         Terms of payment for the Products sold by Calypte to
       PAYMENT          DISTRIBUTOR hereunder shall be due within sixty (60)
                        days from the date of Product receipt by DISTRIBUTOR.
                        The terms of payment specified shall remain in effect for so long as DISTRIBUTOR is not delinquent in its compliance with the specified terms. In the event
                        DISTRIBUTOR becomes habitually delinquent in such compliance,in Calypte's opinion, Calypte reserves the right without prior approval from DISTRIBUTOR to require alternative terms of payment upon ten (10) days prior written notice to DISTRIBUTOR.

ARTICLE 7 SHIPPING-TITLE AND RISK-CANCELLATION

7.1    SHIPPING TERMS   Products are to be shipped to DISTRIBUTOR from
                        facilities in Toronto, Canada or from the State of California, at Calypte's discretion, and the shipping terms hereafter shall apply: unless otherwise agreed in writing between the parties, all Products shall be sold on Calypte's standard shipping terms as communicated to DISTRIBUTOR and which are in force at the time of acceptance of the written order, subject only to the provisions of this Agreement which shall prevail in the event of any inconsistency between this Agreement and those terms and conditions.

7.2    RISK OF LOSS     Calypte's obligationto effect shipment of the Products
                        shall be fully discharged upon delivery of Products to the carrier, and title to, and all risk of damage or loss to the Products shall pass to DISTRIBUTOR at this time. Shipments shall be insured at the expense of DISTRIBUTOR.

7.3    DELIVERY         Calypte shall use its best efforts to ship the Products
                        to DISTRIBUTOR in accordance with DISTRIBUTOR's instructions. The completion of the formalities pertaining to the entry of the Products into the Territory, as well as the payment of any taxes, duties, or charges relating to same, shall be the sole responsibility of DISTRIBUTOR.






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ARTICLE 8 WARRANTY - NO CONSEQUENTIAL DAMAGES - INDEMNITY

8.1    WARRANTY         Calypte warrants the Products to be of sufficient
                        quality of materials and manufacture as to meet the claims and specifications set forth in the Product's packaging and labelling when used according to the directions provided therein. EXCEPT AS OTHERWISE
                        EXPRESSLY PROVIDED HEREIN, CALYPTE MAKES NO
                        REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR
                        IMPLIED, INCLUDING FITNESS FOR A PARTICULAR PURPOSE, OR
                        ANY OTHER MATTER, WITH RESPECT TO THE PRODUCTS.
                        DISTRIBUTOR's exclusive remedy will be for direct damages, and Calypte's total liability for any and all losses and damages arising out of any cause whatsoever
                        (whether such cause be based in contract, warranty, negligence, strict liability, other tort or otherwise) will in no event exceed DISTRIBUTOR's landed cost of the Products in respect to which such cause arises or, at Calypte's option, the replacement of such Products. In no event will Calypte be liable for incidental, consequential or punitive damages resulting from any cause whatsoever. Calypte warrants that at the time that the Products left Calypte's possession, they were deemed to be of good quality.

8.2    DEFECTS          Without limiting the generality of the foregoing,
                        CALYPTE SHALL NOT BE BOUND TO MAKE GOOD ANY DEFECT IN
                        THE PRODUCTS WHERE THE PRODUCTS HAVE BEEN SUBJECTED TO
                        MISUSE, NEGLECT, OR ACCIDENTAL DAMAGE.

8.3    TRADEMARKS       Calypte is the record owner of registrations for its
                        trademarks in the Territory and believes it has the right to use these trademarks throughout the Territory.
                        Notwithstanding, CALYPTE MAKES NO EXPRESS OR IMPLIED
                        REPRESENTATION OR WARRANTY THAT THE PRODUCTS WILL NOT
                        INFRINGE THE LEGITIMATE AND VALID TRADEMARKS, TRADE
                        NAMES, OR OTHER INDUSTRIAL PROPERTY RIGHTS OF THIRD
                        PARTIES IN THE TERRITORY. DISTRIBUTOR shall immediately notify Calypte of any such claims of others, and Calypte shall, at its sole option, have the right to assume the defense of any such claim.

8.4    INSPECTION       It shall be the responsibility of DISTRIBUTOR to inspect
                        the Products after taking title to same. Notwithstanding
                        Article 8.1 above, Calypte shall not be liable for any shortage, breakage, or damage to the Products or for any breach of warranty, implied or otherwise, unless it receives written notice of any defect or shortcoming within thirty (30) days after the date on which DISTRIBUTOR takes title to the Products, and the defect or shortcoming results from the fault or negligence of Calypte. Damage to the



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                        Products which is clearly obvious upon delivery to the
                        DISTRIBUTOR shall be reported to Calypte promptly.

8.5    INDEMNIFICATION  Calypte shall indemnify and hold DISTRIBUTOR harmless from any claims, demands, liabilities, suits or expenses of any kind arising out of any misrepresentations which Calypte makes concerning the Product supplied by Calypte.

                        Calypte shall indemnify DISTRIBUTOR for any damages or loss actually paid by DISTRIBUTOR resulting from a legal decision on a claim by third parties made against DISTRIBUTOR and which is caused by Calypte with respect to the Products made or supplied by Calypte.

                        DISTRIBUTOR is responsible for, and shall hold Calypte harmless from any loss, damage, illness or injury to persons or property which arises out of or pertains to the sale, use, packaging, advertising, or promotion of the Products, and which is caused by the DISTRIBUTOR or DISTRIBUTOR's subdistributors, agents, or employees. This provision shall survive the expiration or termination of this Agreement for any reason.

ARTICLE 9 TERM AND TERMINATION

9.1    TERMINATION      Calypte, at its sole option, may immediately terminate
       FOR CAUSE        this Agreement with respect to the Territory, upon
                        giving notice to this effect, whenever any of the following events occurs:

                        (i) if any governmental unit within the Territory threatens (in the sole judgement of Calypte) to enact or enacts any law, decree or regulation which would restrict the right of Calypte to terminate or elect not to renew this Agreement as herein provided, or would make Calypte liable to DISTRIBUTOR for compensation or damages upon termination or failure to renew this Agreement;

                        (ii) if DISTRIBUTOR at any time files a petition of bankruptcy or insolvency or admits in writing its inability to pay its debts as they become due and payable, or if DISTRIBUTOR is adjudicated bankrupt or insolvent, or if there is filed any petition seeking reorganization of DISTRIBUTOR, or if a receiver is appointed for all or substantially all of DISTRIBUTOR's property, or if DISTRIBUTOR makes an assignment for the benefit of creditors or if any proceedings are instituted for the liquidation or winding up of DISTRIBUTOR;

                        (iii) if DISTRIBUTOR uses Calypte's trademarks or trade names or styles in any way which might deceive or mislead the consumer or which might in any way damage or impair the reputation or value of such trademarks, trade names, or styles;



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                        (iv) if DISTRIBUTOR is at any time nationalized or falls
                        under the control of any governmental unit within the Territory.

9.1.1 Calypte, at its sole option, may terminate this Agreement with respect to the Territory, upon giving one hundred eighty (180) days written notice to this effect, if DISTRIBUTOR fails to comply with any of the terms or conditions herein contained and, after notice by Calypte requiring DISTRIBUTOR to make good such default, DISTRIBUTOR fails to cure such default within ninety (90) days after receipt of such notice.

9.2 Upon termination or expiration of this Agreement for any reason with respect to the Territory:



                        i) at Calypte's option, DISTRIBUTOR may sell its remaining inventory of Product within the Territory, or shall make available to Calypte or Calypte's designee, all current stocks of Product held by DISTRIBUTOR with a minimum of four (4) months' expiration remaining, at DISTRIBUTOR's landed cost, FOB DISTRIBUTOR's warehouse, which shall include any duty, freight, insurance documentation and inland freight to warehouse distribution.

                        ii) DISTRIBUTOR shall at its own expense return to Calypte or its designee all Confidential Information furnished by Calypte in accordance with Article 5.2 hereof, as well as all sales literature, catalogues, samples, and other promotional materials supplied by Calypte;

                        iii) Calypte will not be liable to pay to DISTRIBUTOR any termination compensation, benefits or damages of any kind whatsoever, whether for DISTRIBUTOR's loss of present or prospective profits, anticipated sales, expenditures, investments or commitments made in connection with this Agreement, or due to the termination of any of DISTRIBUTOR's employees, agents, or subdistributors, or due to any other matter or cause whatsoever, and whether provided by any current or future law, regulation or interpretation thereof by any authority exercising jurisdiction over this Agreement, and;

                        iv) all obligations of Calypte shall be cancelled, but such expiration or termination will not affect any of Calypte's rights hereunder, and Calypte will further have the right, immediately upon such expiration or termination, to appoint a new distributor or sales representative. Such expiration or termination will not affect DISTRIBUTOR's obligation to make payment for any orders of the Products which remain unpaid at such time.



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9.3    TERMINATION      At any time, and for any reason or no reason, Calypte,
       FOR              at Calypte's sole option, may terminate this Agreement.
       CONVENIENCE      Such termination shall be effective not less than one
                        hundred eighty (180) days after receipt by DISTRIBUTOR of Calypte's written notice of termination.

ARTICLE 10 ASSIGNMENT

                        DISTRIBUTOR shall not be entitled to assign its rights and obligations under this Agreement without the written consent of Calypte.

ARTICLE 11 WAIVER       The failure of either party to assert a right under, or
                        to enforce at any time or for any period of time, the provisions hereof or the failure of either party to exercise an option herein shall not be construed as a waiver of such provision or option and shall in no way affect that party's right to enforce such provisions or exercise such options.

ARTICLE 12 ENTIRE AGREEMENT

                        With the exception of previously signed Confidentiality Agreements, this Agreement cancels and supersedes any previous understandings or agreements, oral or written, between the parties relating to the subject matter hereof, including any previously existing distributorship arrangement. This Agreement expresses the complete and final understanding of the parties with respect to the subject matter hereof, and may not be changed in any way except upon the explicit intention of both parties expressed by a signed written agreement. Any terms or conditions stated in DISTRIBUTOR's purchase orders inconsistent with this Agreement shall be null and void.

ARTICLE 13 VALIDITY     If any provision of this Agreement shall be found by a
                        court of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity shall remain in full force and effect.

ARTICLE 14 NOTICES

14.1 NOTICE             Any notice required or permitted by this Agreement shall
                        be in writing and in the English language, and shall be delivered personally or by registered air mail, postage prepaid, or by facsimile, addressed to the parties as follows:

If to DISTRIBUTOR:      Travenol Laboratories (Israel) LTD.
                        Haorgim Street PO Box 2
                        Ashdod 77100
                        Israel
                        Facsimile: 972-8-532207
                        Attention: Director of Marketing


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If to Calypte:          Calypte Biomedical Corporation
                        1440 Fourth Street
                        Berkeley, California 94710
                        United States of America
                        Facsimile:  510-526-5381
                        Attention: Director of Sales and Marketing

14.2 RECEIPT            Any notice sent by registered prepaid air mail properly
                        addressed and posted shall be deemed to have been received ten (10) days after it is delivered to the postal authorities in the country of the party by whom it is sent. If sent by facsimile, a copy of the facsimile shall be sent promptly by registered prepaid air mail to the addressee.

14.3 VERBAL             Nothing contained herein shall justify or excuse failure
     NOTICE             to give verbal notice for the purpose of informing the
                        other party thereof when prompt notification is appropriate, but such verbal notice shall not satisfy the requirement of written notice.

ARTICLE 15 APPLICABLE LAWS

15.1 EXPORT LAWS        Calypte is subject to U.S. laws and regulations
                        governing the export of U.S. products. DISTRIBUTOR agrees that it will not directly or indirectly engage in any acts which would cause Calypte to be found in violation of such laws or regulations.

15.2 PAYMENTS           DISTRIBUTOR acknowledges that certain laws of the United
                        States may result in the imposition of sanctions on Calypte and its employees in the event that offers, promises, or payments are directly or indirectly made to government officials or others for the purpose of influencing decisions favorable to Calypte, and, therefore DISTRIBUTOR agrees that neither it nor its employees will commit such acts or engage in such activities and that DISTRIBUTOR shall defend, indemnify, and hold Calypte harmless for any damages, claims, liabilities and expenses which arise or allegedly arise from DISTRIBUTOR's violation of the obligations of articles 15.1 or 15.2.

15.3 ASSURANCES         DISTRIBUTOR agrees to furnish to Calypte, by affadavit
                        or other reasonable means from time to time at Calypte's request, and to the reasonable satisfaction of Calypte, assurances that the appointment of DISTRIBUTOR hereunder, its activities under this Agreement, and the payment to DISTRIBUTOR of any monies or consideration contemplated hereunder are proper and lawful under the laws in force in the Territory. DISTRIBUTOR further represents that no person employed by it is an official of any government agency or a corporation owned by a government unit within the Territory and that no part of any monies or consideration paid hereunder shall accrue for the benefit of any such official.


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
15.4 TERRITORY          If Calypte determines that the appointment or use of
     LAWS               DISTRIBUTOR is not permitted under the laws and
                        regulations in force in the Territory, or part of the Territory. Calypte has the right, at its sole discretion and upon notice to DISTRIBUTOR, to terminate this Agreement as Calypte sees fit for the affected
                        Territory or part of Territory. Upon notice of this decision, DISTRIBUTOR will cease its activities under this Agreement within the affected Territory or part of the Territory and shall not seek damages or compensation in any form, according to Article 9 of this Agreement.

ARTICLE 16 GOVERNING LAW

                        This Agreement and the obligations of the parties hereunder shall be governed and construed in accordance with the laws of the State of California, U.S.A.

ARTICLE 17 FORCE MAJEURE

                        Calypte and DISTRIBUTOR will be excused from failure to perform under this Agreement and will not be liable in any way for any loss if such failure is due to causes beyond the reasonable control of either party, including but not limited to, natural disasters such as earthquakes or floods, fires, riots, strikes and other labor disputes, war conditions, shortage of raw materials or government action for the period any such conditions exist.

ARTICLE 18 HEADINGS     The headings used herein are for convenience only and in
                        no way affect the liabilities, obligations, or responsibilities of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

CALYPTE BIOMEDICAL CORPORATION

By:
   ---------------------------

Title:
        President and CEO
      ------------------------

Date:   December 18, 1994
      ------------------------


DISTRIBUTOR

By:
   ---------------------------

Title:
      ------------------------

Date:   December 29, 1994
      ------------------------



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                           SCHEDULE 1 - PRODUCTS

Sentinel(TM) HIV-1         An enzyme immunoassay in microwell format for the
                           detection of antibodies to HIV-1 in urine, labelled under the name and trademarks of Calypte Biomedical.

                           Cat.  No. 600000
                           Cat.  No. 600001

                               SCHEDULE 2 - PRICE

PRODUCT                                        PRICE, $US

Sentinel(TM) IRV-1


                           SCHEDULE 3 - MINIMA, TESTS

Minimum purchases of Sentinel(TM) HIV-1 per twelve month period following legal opportunity to market the Products within the Territory:

                12-month period:   first           Subsequent

                                   No minimum      To be negotiated in
                                                   accordance with 4.1.2 of this
                                                   Agreement


                             SCHEDULE 4 - TRADEMARKS


Calypte
Calypte hummingbird logo
Sentinel tradename


Confidential portion has been omitted and filed separately with the Commission

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